UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2005

WOLVERINE TUBE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12164	63-0970812
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

200 Clinton Avenue West, Suite 1000
Huntsville, Alabama	35801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (256) 353-1310

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On July 20, 2005, Wolverine Tube, Inc. (“the Company”) entered into its standard Indemnification Agreements with its newly-appointed directors, Julie A. Beck and Stephen E. Hare. The Indemnification Agreements require the Company to provide directors with liability insurance coverage, to indemnify and hold harmless each director to the fullest extent authorized by the Company’s Restated Certificate of Incorporation (“Certificate”), By-laws and Delaware corporate law, and to provide indemnification against third-party proceedings, subject to certain exceptions, including those provided in the Certificate, By-laws and Delaware corporate law and available insurance coverage limits. A copy of the form of Indemnification Agreement for directors was attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 16, 2005, and is incorporated herein by reference.

     Ms. Beck and Mr. Hare will receive the standard compensation provided to the Company’s non-employee directors, as described in Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 3, 2005, which description is incorporated herein by reference.

     There are no material relationships between Ms. Beck or Mr. Hare and the Company other than with respect to their membership on the Board.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On July 20, 2005, Chris A. Davis submitted written notice of her resignation as a Class I member of the Board of Directors (the “Board”) of the Company, effective immediately. Ms. Davis resigned from the Board due to other business obligations, and not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

     On July 20, 2005, the Board appointed Stephen E. Hare to fill the vacant Class I directorship created by Ms. Davis’s resignation, to hold office for the remainder of the Class I term and until his successor is elected and qualified. Also on July 20, 2005, the Board increased the number of authorized directors on the Board from six to seven and appointed Julie A. Beck to fill the newly-created Class II directorship, to hold office for the remainder of the Class II term and until her successor is elected and qualified. The Board appointed both Ms. Beck and Mr. Hare to the Audit Committee of the Board as audit committee financial experts.

     Neither Ms. Beck nor Mr. Hare is a party to, nor does either individual have a direct or indirect material interest in, any transactions or arrangements with the Company, other than with their respect to their membership on the board.

Item 7.01 Regulation FD Disclosure.

     On July 22, 2005, the Company issued a press release announcing changes in Board membership. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press release, dated July 22, 2005, issued by the Company announcing changes in Board membership.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: July 25, 2005

WOLVERINE TUBE, INC.
By:	/s/ Thomas B. Sabol
Thomas B. Sabol
Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated July 22, 2005, issued by the Company announcing changes to Board membership.